Exhibit 99.(a)(1)(E)

                          OFFER TO PURCHASE FOR CASH
                                      BY
                    MID-WISCONSIN FINANCIAL SERVICES, INC.
                   UP TO 125,000 SHARES OF ITS COMMON STOCK
                    AT A PURCHASE PRICE OF $36.00 PER SHARE

THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON TUESDAY, JANUARY 31, 2006, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

      Enclosed for your consideration are the Offer to Purchase, dated December 15, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Mid-Wisconsin Financial Services, Inc., a Wisconsin corporation (the "Company"), to purchase for cash up to 125,000 shares of its common stock, $0.10 par value per share, at a price of $36.00, without interest, upon the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

      All shares properly tendered before the Expiration Time (as defined in the Offer to Purchase) and not properly withdrawn will be purchased by the Company at the purchase price of $36.00 per share, without interest, on the terms and subject to the conditions of the Offer, proration provisions, and "odd lot" provisions. The Company reserves the right, in its sole discretion, to purchase more than 125,000 shares in the Offer, subject to applicable law. Shares not purchased because of proration provisions will be returned to the tendering shareholders at the Company's expense promptly after the expiration of the Offer. See Section 1 and Section 3 of the Offer to Purchase.

      If the number of shares properly tendered is less than or equal to 125,000 shares (or such greater number of shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law), the Company will, on the terms and subject to the conditions of the Offer, including the minimum acceptance condition, purchase all shares so tendered.

      On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 125,000 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law) are properly tendered, the Company will buy shares first, from all shareholders who own beneficially or of record, an aggregate of fewer than 100 shares (an "Odd Lot Holder") who properly tender all their shares, and second, on a pro rata basis from all other shareholders who properly tender shares. See Section 1 and Section 3 of the Offer to Purchase.
                                       -1-
      We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

      Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

      Please note the following:

      1. You may tender your shares at a price of $36.00 per share, as indicated in the attached Instruction Form, net to you in cash, without interest.

      2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

      3. The Offer is subject to certain conditions. See Section 6 of the Offer to Purchase.

      4. The Offer, withdrawal rights and proration period will expire at 5:00 p.m., New York time, on Tuesday, January 31, 2006, unless the Company extends the Offer.

      5. The Offer is for 125,000 shares, constituting approximately 7.3% of the total number of outstanding shares of the Company's common stock as of December 1, 2005.

      6. Tendering shareholders who are registered shareholders or who tender their shares directly to Registrar and Transfer Company will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company's purchase of shares under the Offer.

      7. If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own before the expiration of the Offer and check the box captioned "Odd Lots" on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

      If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching, and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

      Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the
                                       -2-
Offer. Please note that the Offer, proration period, and withdrawal rights will expire at 5:00 p.m., New York time, on Tuesday, January 31, 2006, unless the Company extends the Offer.

      The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of the Company's common stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

      The Company's Board of Directors has approved the Offer. However, neither the Company nor any member of its Board of Directors or Registrar and Transfer Company makes any recommendation to shareholders as to whether they should tender or refrain from tendering their shares. Shareholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. In doing so, shareholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company's reasons for making the Offer. See Section 2 of the Offer to Purchase. Shareholders should discuss whether to tender their shares with their broker or other financial or tax advisor. The Company's directors and executive officers have advised the Company that they do not intend to tender any of their shares in the Offer. See Section 10 of the Offer to Purchase.
                                       -3-

                               INSTRUCTION FORM

                  WITH RESPECT TO OFFER TO PURCHASE FOR CASH

  UP TO 125,000 SHARES OF MID-WISCONSIN FINANCIAL SERVICES, INC. COMMON STOCK
                                      AT
                     A PURCHASE PRICE OF $36.00 PER SHARE


THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK TIME, ON TUESDAY, JANUARY 31, 2006, UNLESS THE OFFER IS EXTENDED.

      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 15, 2005 by Mid-Wisconsin Financial Services, Inc. (the "Company"), and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer to purchase up to 125,000 shares of its common stock, par value $.10 per share (the "Shares"), at a price of $36.00 per Share, net to the undersigned in cash, upon the terms and subject to the terms and conditions of the Offer.

      This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.



                               TENDER OF SHARES

(box) By checking this box, all Shares held by us for your account will be tendered.

(box) Tender only the following number of Shares:

                ______ SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS BELOW), THERE IS NO VALID TENDER OF SHARES.

                                   ODD LOTS

      This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially as of the close of business on December 15, 2005, and who continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares.

     The undersigned either (check one box):

(box) owned beneficially as of the close of business on December 15, 2005, and continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares, all of which are being tendered, or

(box) is a broker, dealer, commercial bank, trust company, or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on December 15, 2005, and continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.



Signature of Owner                         Signature of Joint Owner

Dated:                                       , 200

Name(s):
                              (Please Print)
Capacity (if applicable):
(If signature is by a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5 of enclosed Transmittal Form.)

Address:
                                                     Zip Code
Area Code and Telephone Number:  (           )


Tax Identification or Social Security No.  ____________________________

Shareholders are encouraged to return Form W-9 with this Instruction Form. (See Part VI of enclosed Letter of Transmittal.)
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